Exhibit 99.2

Financial Statements

Total Operations and Production Services, LLC

Balance Sheets (Unaudited)

As of June 30, 2024 and December 31, 2023

	June 30, 2024	December 31, 2023

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$284,673	$74,125
Accounts receivable, net	13,822,465	8,374,076
Inventory	499,057	195,957
Prepaid expenses and other current assets	446,097	552,625

Total current assets	15,052,292	9,196,783

PROPERTY AND EQUIPMENT, net	693,567,572	547,364,424
GOODWILL	60,087,759	60,087,759
INTANGIBLES, net	10,607,182	10,962,774
DEBT ISSUANCE COSTS, net	6,831,300	5,368,185
RIGHT-OF-USE ASSET, net	1,692,582	1,267,169
OTHER ASSETS	3,424,040	2,588,554

TOTAL ASSETS	$791,262,727	$636,835,648

LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES
Accounts payable	$57,905,476	$54,142,753
Accrued liabilities	2,763,060	2,524,644
Deferred revenue	812,770	1,273,776
Current portion of lease liability	704,903	469,119
Current portion of debt	1,633,899	1,984,344

Total current liabilities	63,820,108	60,394,636

LONG-TERM LEASE LIABILITY, net of current portion	987,679	798,050
LONG-TERM DEBT, net of current portion	563,238,903	419,968,395

Total liabilities	628,046,690	481,161,081

COMMITMENTS AND CONTINGENCIES (Note 7)

MEMBER'S EQUITY	163,216,037	155,674,567

TOTAL LIABILITIES AND MEMBER'S EQUITY	$791,262,727	$636,835,648

See accompanying notes.
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Total Operations and Production Services, LLC

Statements of Operations (Unaudited)

For the Six Months Ended June 30, 2024 and 2023

	For the six months ended
	June 30, 2024	June 30, 2023
REVENUES
Compression rentals	$77,643,228	$44,858,905
Field equipment sales	56,988	4,159
Field services fees	1,755,023	1,346,398

Total revenues	79,455,239	46,209,462

EXPENSES
Cost of operations, exclusive of depreciation and amortization	19,512,786	13,807,368
Selling, general, and administrative	6,584,286	4,975,028
Depreciation and amortization	20,726,273	11,635,867

Total expenses	46,823,345	30,418,263

OPERATING INCOME	32,631,894	15,791,199

OTHER INCOME (EXPENSE)
Interest expense	(25,221,154)	(11,324,352)
Other income	130,730	26,124

Total other expenses	(25,090,424)	(11,298,228)

NET INCOME	$7,541,470	$4,492,971

See accompanying notes.
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Total Operations and Production Services, LLC

Statements of Changes in Member’s Equity (Unaudited)

For the Six Months Ended June 30, 2024 and 2023

			Retained
	Units	Amount	Earnings	Total

BALANCE, December 31, 2022	139,550,000	$139,550,000	$6,557,370	$146,107,370

Net income	-	-	4,492,971	4,492,971

BALANCE, June 30, 2023	139,550,000	$139,550,000	$11,050,341	$150,600,341

BALANCE, December 31, 2023	139,550,000	139,550,000	16,124,567	155,674,567

Net income	-	-	7,541,470	7,541,470

BALANCE, June 30, 2024	139,550,000	$139,550,000	$23,666,037	$163,216,037

See accompanying notes.
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Total Operations and Production Services, LLC

Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2024 and 2023

	For the six months ended
	June 30, 2024	June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,541,470	$4,492,971
Adjustments to reconcile net income to net cash from operating activities
Depreciation	19,507,874	10,861,518
Amortization of intangible and other assets	1,218,399	774,349
Amortization of debt issuance costs	1,381,779	519,995
Change in operating assets and liabilities
Accounts receivable	(5,448,389)	(3,731,217)
Inventory	(303,100)	-
Prepaid expenses and other current assets	106,528	25,395
Other non-current assets	(1,698,298)	(864,625)
Accounts payable and accrued liabilities	4,001,144	23,076,378
Deferred revenue	(461,006)	39,974

Net cash from operating activities	25,846,401	35,194,738

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(165,711,022)	(122,516,835)

Net from investing activities	(165,711,022)	(122,516,835)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	221,149,611	133,673,952
Repayments of borrowings	(78,229,548)	(44,919,492)
Debt issuance costs	(2,844,894)	(1,374,102)

Net cash from financing activities	140,075,169	87,380,358

NET CHANGE IN CASH AND CASH EQUIVALENTS	210,548	58,261

CASH AND CASH EQUIVALENTS, beginning of year	74,125	90,845

CASH AND CASH EQUIVALENTS, end of year	$284,673	$149,106

SUPPLEMENTAL DISCLOSURE OF CASH FLOW ACTIVITIES
Capital expenditures in accounts payable	$56,980,259	$52,498,564

See accompanying notes.
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Total Operations and Production Services, LLC

Notes to Unaudited Financial Statements

Note 1 – Organization and Description of Business

Total Operations and Production Services, LLC, (the Company, we, or our) a Delaware Corporation headquartered in Midland, Texas, is a natural gas compression leasing, sales, and fabrication company. The Company was formed with a perpetual life and entered into its limited liability company (LLC) agreement on July 31, 2019.

As an LLC, the amount of loss at risk for each individual member is limited to the amount of capital contributed to the LLC and, unless otherwise noted, the individual member’s liability for indebtedness is limited to the member’s actual capital contribution.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation – The condensed financial data at December 31, 2023 is derived from audited financial statements. The accompanying unaudited condensed financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) for interim financial information. They do not include all information and footnotes necessary for a fair presentation of financial position, operating results, and cash flows in conformity with GAAP for complete financial statements. These condensed financial statements should be read in conjunction with the financial statements and related notes. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation of the operating results for the period presented have been included in the interim period. Operating results for the six months ended June 30, 2024 are not necessarily indicative of the results that may be expected for other interim periods or the year ending December 31, 2024.

Use of estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during each reporting period.

The most significant estimates include: (i) depreciable lives and impairment assessment of the property and equipment, and (ii) credit losses. Management evaluates estimates on an ongoing basis using historical experience and other methods considered reasonable under the particular circumstances. Although these estimates are based on management’s best available knowledge at the time, changes in facts and circumstances or discovery of new facts or circumstances may cause actual results to differ materially from management’s estimates.

Revenue recognition

Field equipment sales and field services fees – The Company generates revenue from sales of compressors and maintenance services. Our revenue is recognized when all five of the following steps are complete (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, performance obligations are satisfied. Should changes in conditions cause the Company to determine revenue recognition criteria are not met for certain transactions, revenue recognition would be delayed until such time that the transactions become realizable and fully earned.

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Total Operations and Production Services, LLC

Notes to Unaudited Financial Statements

Compression rentals – The Company generates revenue from renting compressors to our customers. Our rental contracts typically range from one to 36 months. Our revenue is recognized over time, with equal monthly payments over the term of the contract. After the terms of the contract have expired, a customer may renew their contract or continue renting on a monthly basis thereafter.

Deferred revenue – For compressor rental revenue, customers are billed monthly in advance of the month for which the unit is rented. Revenues from equipment sales are billed on an agreed upon schedule, with revenue not being considered earned until the unit has been delivered. Payments received in advance of meeting the above revenue recognition criteria are recorded as “Deferred revenue” on the balance sheets. Deferred revenue was $38,394, $1,273,776 and $812,770 as of January 1, 2023, December 31, 2023 and June 30, 2024, respectively.

Contract costs – During the six months ended June 30, 2024 and 2023, the Company recognized an other non-current asset totaling $1,706,568 and $1,179,747, respectively, for the incremental costs of obtaining the contract arising from the sales commissions to employees because the Company expects to recover those costs through future fees. The Company amortizes the asset over one to three years because the asset relates to the services transferred to the customer during the contract term. During the six months ended June 30, 2024 and 2023, the Company amortized $862,807 and $418,757 respectively, related to sales commissions.

Cash and cash equivalents – We consider all highly-liquid instruments purchased with an original maturity of three months or less to be cash equivalents. We maintain cash in bank deposits with a major financial institution. These accounts, at times, may exceed federally insured limits. Deposits in the United States currently are guaranteed by the Federal Deposit Insurance Corporation up to $250,000. We monitor the financial condition of the financial institution and have not experienced any losses on such accounts.

Concentration of credit risk – Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable.

Virtually all of our accounts receivable are from customers of varying sizes in the oil and natural gas industry. Two customers accounted for 58% of accounts receivable at June 30, 2024. Three customers accounted for 48% of revenues for the six months ended June 30, 2024. Two customers accounted for 60% of accounts receivable at December 31, 2023. Three customers accounted for 51% of revenues for the six months ended June 30, 2023. Although diversified among many companies, collectability is dependent on the financial condition of each individual company as well as the general economic conditions of the industry. We review the financial condition of customers prior to extending credit and generally do not require collateral in support of our trade receivables.

Accounts receivable are stated at the historical carrying amount net of an allowance for credit losses. The allowance for credit losses is estimated by considering specific customer collection issues, the aging of accounts receivable, supplementary customer data, and future estimated losses in relation to revenues for the year. Accounts receivable are written off only when management has exhausted all efforts to collect such receivables, including efforts of third-party collection agencies. As of June 30, 2024 and December 31, 2023, the Company determined no allowance was deemed necessary. Accounts receivable under revenue contracts was $4,874,643, $8,374,076 and $13,822,465 as of January 1, 2023, December 31, 2023 and June 30, 2024 respectively.

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Total Operations and Production Services, LLC

Notes to Unaudited Financial Statements

Fair value measurements and financial instruments – Financial instruments include cash and cash equivalents, receivables, payables, and long-term debt. The carrying value of cash and cash equivalents, receivables and payables is considered to be representative of fair value because of their short maturity. The book value of the long-term bank debt approximates fair value because of its floating rate structure.

Certain non-financial assets and liabilities are measured at fair value on a non-recurring basis, including property, plant, and equipment. These assets are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment.

Inventory – Inventory consists primarily of parts used for fabrication or maintenance of natural gas compression equipment, compression units that are held for sale, and oilfield equipment. Inventories are stated at the lower of cost or net realizable value using the standard cost method. The inventory balances are reduced to net realizable value for estimated obsolescence based on specific identification and historical experience.

Property and equipment – Property and equipment are carried at cost and depreciated over the estimated useful lives of the assets primarily using the straight-line method. Normal maintenance and repairs are charged to expense, whereas significant replacements and improvements are capitalized and depreciated over the remaining economic life.

We assess impairment of natural gas compressors, and other long-lived assets using cash flow estimates, recent sales of comparable assets, current value estimates, and other qualitative factors such as idleness or lack of usage. No impairment charge related to natural gas compressors was recognized by the Company at June 30, 2024 and December 31, 2023.

Goodwill – Goodwill represents the difference between the fair value of the consideration transferred (purchase price) for the acquired business and the fair value of the identifiable tangible and intangible net assets recognized in the acquisition. A goodwill impairment loss is recognized to the extent the carrying amount of the Company, including goodwill exceeds its fair value. No impairment of goodwill was determined at June 30, 2024 and December 31, 2023.

Intangible assets – Intangible assets primarily consist of customer relationships which are amortized to expense over their estimated useful lives. The estimated useful lives of the amortizable intangible asset is based on an evaluation of the circumstances surrounding the asset, including an evaluation of events that may have occurred that would cause the useful life to be decreased. The carrying values of intangible asset is reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may be impaired. The carrying value is compared to the undiscounted anticipated future cash flows related to the asset. If the carrying value of the intangible asset exceeds the future undiscounted cash flow, an impairment charge is recorded in the period in which such review is performed to the extent that the carrying value exceeds fair value. No impairment of intangible assets was determined at June 30, 2024 and December 31, 2023. Amortization of intangible assets of $355,592 was expensed by the Company for the six months ended June 30, 2024 and 2023.

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Total Operations and Production Services, LLC

Notes to Unaudited Financial Statements

Debt issuance costs – Debt issuance costs are capitalized and amortized over the related term of the debt on a straight-line basis (which approximates the effective interest method) as a component of interest expense. If the debt is retired before its scheduled maturity, any remaining unamortized issuance costs associated with the debt are expensed in the same period. The Company incurred $2,844,894 and $1,374,102 of debt issuance costs related to long-term debt during the six months ended June 30, 2024 and 2023, respectively. Debt issuance costs are being amortized through June 2026. Amortization of debt issuance costs of $1,381,779 and $519,995 was expensed by the Company during the six months ended June 30, 2024 and 2023, respectively.

Income taxes – The Company is not subject to federal or state income taxes; instead, any taxable income or loss is passed through to the member and is included on its own respective income tax returns.

As of June 30, 2024, the Company has concluded that there are no significant uncertain tax positions that would require recognition or disclosure in the financial statements. The Company’s policy is to recognize accrued interest related to unrecognized tax benefits in interest expense and to recognize tax penalties in operating expense.

Lease arrangements – In the ordinary course of business, the Company enters into a variety of lease arrangements, including operating and short-term leases.

Transactions give rise to leases when the Company receives substantially all the economic benefits from and has the ability to direct the use of specified property and equipment. The Company determines if an arrangement is a lease at inception. The operating lease right-of-use (ROU) assets are included within the Company’s non-current assets and lease liabilities are included in current or non-current liabilities on the Company’s balance sheets.

ROU assets represent the Company’s right to use, or control the use of, a specified asset for the lease term. Lease liabilities are the Company’s obligation to make lease payments arising from a lease and are measured on a discounted basis. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term on the commencement date. The operating lease ROU asset includes any lease payments made and initial direct costs incurred and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments continues to be recognized on a straight-line basis over the lease term.

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Total Operations and Production Services, LLC

Notes to Unaudited Financial Statements

Note 3 – Property and Equipment

Property and equipment consisted of the following at June 30, 2024 and December 31, 2023:

	Useful Life	June 30, 2024	December 31, 2023

Natural gas compressors	15 years	$593,462,862	$483,304,788
Natural gas compressors - work in process	N/A	149,742,080	97,453,611
Autos and trucks	4 years	11,112,972	8,749,261
Furniture, fixtures, and equipment	5 years	2,658,107	2,349,467

Total property and equipment		756,976,021	591,857,127
Total accumulated depreciation		(63,408,449)	(44,492,703)

Property and equipment, net		$693,567,572	$547,364,424

Depreciation expense on the property and equipment was $19,507,874 and $10,861,518 for the Company during six months ended June 30, 2024 and 2023, respectively.

Note 4 – Long-Term Debt

Credit facility – Effective June 4, 2021, the Company entered into a four-year credit agreement with JPMorgan Chase Bank, N.A. for an initial commitment of $75,000,000.

Amounts borrowed under the credit agreement are limited to the lesser of the borrowing base or the credit commitment amount based on accounts receivable and compressor fleet. The Company has the option of paying interest on borrowing based on either the prime rate (ABR Loans) or the secured overnight financing (SOFR) rate (Eurodollar Loans), plus an applicable margin that varies depending on the Leverage Ratio.

Effective May 5, 2022, the Company entered into an amendment that increased the borrowing base to $200,000,000, extended the maturity date to May 5, 2026, and changed the terms of the Eurodollar Loan to be defined as term benchmark borrowings, which carry interest at SOFR plus an applicable margin. Effective December 16, 2022, the Company entered into another amendment that increased the borrowing base to $213,000,000. Throughout 2023, the Company entered into three additional amendments to the credit agreement which resulted in a borrowing base of $565,000,000 as of June 30, 2024.

The margin for ABR Loans was 3.00%, and the margin for term benchmark borrowings was 4.00%. As of June 30, 2024, the total interest rate for term benchmark borrowings and ABR loans was 9.33% and 11.50%, respectively. Interest payments are generally due every 30 days, and all unpaid principal and interest is due at maturity on May 5, 2026.

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Total Operations and Production Services, LLC

Notes to Unaudited Financial Statements

Commencing September 30, 2021, the Company is also required to comply with financial covenants, including a leverage ratio that is no greater than 4.50 to 1.00 and a fixed charge coverage ratio to be no less than 1.25 to 1.00. Commencing with the May 5, 2022 amendment, the leverage ratio requirement was amended to be no greater than 4.75 to 1.00, and the fixed charge coverage ratio requirement was amended to be no less than 1.10 to 1.00. The credit agreement underwent multiple amendments in 2023 to expand the credit facility and adjust the financial covenants. Effective December 31, 2023, the fixed charge ratio was replaced by an interest coverage ratio that carried a requirement to be no less than 2.00 to 1.00. Additionally, the leverage ratio was amended to be no greater than 5.00 to 1.00. The Company was in compliance with their financial covenants as of June 30, 2024 and December 31, 2023.

Under the credit agreement, the Company had borrowings of $559,349,820 and $417,791,598 as of June 30, 2024 and December 31, 2023, respectively.

Vehicle loans – As of June 30, 2024, the Company held 122 vehicle loans to finance vehicle purchases with a total outstanding balance of $5,522,982. The vehicle loans carry interest rates that range from 5.23% to 10.53%. As of December 31, 2023, the Company held 104 vehicle loans to finance vehicle purchases with a total outstanding balance of $4,161,141. The vehicle loans carry interest rates that range from 4.35% to 10.53% and mature from January 2024 to July 2028.

Required principal payments of the loans are as follows:

Years Ending December 31,

2024	$1,633,899
2025	2,157,564
2026	560,828,214
2027	224,626
2028	28,499

Total	$564,872,802

Note 5 – Members’ Equity

Upon formation, the Company authorized one series of member units. The Company has authority to issue an unlimited number of member units. Profits and losses are allocated to members in accordance with the terms of the LLC Agreement.

Note 6 – Employee Profit Sharing Plans

The Company has a defined contribution retirement plan which is a qualified 401(k) Employee Profit Sharing Plan (the Plan) subject to the Employee Retirement Income Security Act of 1974. The Plan is available to all employees on the first of the first month of the calendar quarter following six months of service. The Company provides for employer matching contributions of 100% of the first 4% of an employee’s contribution. The Company’s contributions were $359,622 and $181,102 for the six months ended June 30, 2024 and 2023.

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Total Operations and Production Services, LLC

Notes to Unaudited Financial Statements

Effective October 3, 2019, the Plan elected safe harbor status whereby the Company makes discretionary profit sharing contributions. Participants are immediately vested in their contributions, Company contributions, and actual earnings thereon.

The Company may make an additional discretionary profit sharing contribution to the Plan as determined by Company management. This discretionary contribution may not exceed the limits prescribed by the Internal Revenue Code (IRC).

Note 7 – Commitments and Contingencies

Litigation and contingencies – The Company is involved in litigation on various matters and may be subject to certain claims and contingent liabilities which arise in the normal course of business. We do not believe the outcome of pending or possible litigation, claims, or contingent liabilities will have a material effect on the financial statements.

Note 8 – Leases

The Company has operating leases primarily for office space. The Company’s leases expire at various times, and many have certain renewal options and lease payment escalation provisions. For those contracts where renewal options are reasonably certain to be exercised, the Company recognizes renewal option periods in the determinations of ROU assets and lease liabilities.

The following summarizes the operating lease for office space under ASC 842 as of June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023

Right-of-use assets balance	$1,692,582	$1,267,169
Lease liabilities balance	1,692,582	1,267,169
Weighted-average discount rate	6.79%	5.62%
Weighted-average remaining lease term	1.99	2.81

For the six months ending June 30, 2024 and 2023, lease expense consisted of the following:

	June 30, 2024	June 30, 2023

Operating lease expenses	$273,795	$224,400
Short-term lease expense	552,639	353,990
Lease expense paid to related parties	90,000	90,000
Cash paid for operating lease liabilities	273,795	224,400
Right-of-use assets obtained in exchange for operating lease liabilities	655,893	358,707
Amortization of right-of-use assets	43,225	37,975

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Total Operations and Production Services, LLC

Notes to Unaudited Financial Statements

As of June 30, 2024, the future lease payments under noncancelable leases by year ending December 31 were as follows:

Years Ending December 31,

2024	$381,725
2025	745,380
2026	536,580
2027	172,395

Total lease payments	$1,836,080

Less imputed interest	(143,498)

Total present value of lease payments	$1,692,582

Note 9 – Subsequent Events

On August 30, 2024, Archrock, Inc. (“Archrock”) completed the acquisition of all of the issued and outstanding equity interests in the Company pursuant to the terms of the Purchase Agreement, dated July 22, 2024. The aggregate consideration in exchange for the Company consisted of $869.1 million in cash and 6,873,650 shares of Archrock common stock with an acquisition date fair value of $139.1 million. No adjustments have been made herein as a result of the transaction

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